GMAC
                              COMMERCIAL CREDIT LLC
                1290 AVENUE OF THE AMERICAS o NEW YORK, NY 10104
                                  212-408-7000



                                                                  March 17, 2000

SIGNAL APPAREL COMPANY, INC.
500 7th Avenue, 7th Floor
New York, New York 10018

Re:  Waiver

Gentlemen:

     Reference is made to the Revolving Credit, Term Loan and Security Agreement, dated March 12, 1999 (as amended from time to time, the "Credit Agreement") by and among SIGNAL APPAREL COMPANY, INC. ("Borrower") and GMAC COMMERCIAL CREDIT LLC, as Agent (in such capacity, "Agent") for the lenders (."Lenders") parties from time to time to the Credit Agreement. All capitalization terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     1. The Borrower has advised Lender that, for the year ending December 31, 1999, its Tangible Net Worth was less than ($74,000,000), the minimum Tangible Net Worth permitted as of December 31, 1999 under Section 6.5 (Tangible Net Worth) of the Credit Agreement; (ii) the Current Ratio was less than 0.60:1.00, the minimum Current Ratio permitted as of December 31, 1999 under Section 6.6 (Current Ratio) of the Credit Agreement; (iii) Working Capital was less than ($10,500,000), the minimum Working Capital permitted as of December 31, 1999 under Section 6.7 (Working Capital) of the Credit Agreement; and (iv) net loss, excluding any extraordinary or non-recurring items was greater than the ($5,000,000) permitted as of December 31, 1999 under Section 6.13(a) of the Credit Agreement. As a result of such noncompliance, Events of Default have occurred under Section 10.2 of Article X (Events of Default) of the Credit Agreement ("Subject Events of Default"). Borrowers have requested Lender to waive the Subject Events of Default, and Lender hereby waives the Subject Events of Default.

     2. Borrower hereby acknowledges, confirms and agrees that all amounts charged or credited to the Borrower's account as of March 15, 2000 are correct and binding upon the Borrower and that all amounts reflected to be due and owing in the Borrower's account as of March 15, 2000 are due and owing without defense, setoff, offset, recoupment, claim or counterclaim. Furthermore, Borrower hereby also irrevocably releases and forever discharges Agent and Lenders and each of Agent's and Lenders' respective affiliated concerns, as well as all of Agent's Lenders' respective directors, officers, employees, shareholders and agents from any an all liabilities, demands, obligations, causes of action and other claims, of every kind, nature and description, known and unknown, which Borrower now has or may hereafter have, by reason of any matter, cause or thing occurred, done omitted or suffered to be done prior to the date hereof.

     3. Except as specifically set forth herein, no other changes or modification to the Credit Agreement are intended or implied, and, in all other respects the Credit Agreement shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or an amendment by Agent of any other provisions of the Credit Agreement nor of the specific provisions referred to above for any other time period.

     4. In consideration of the waiver given by Agent and Lenders herein, Borrower agrees to pay a non-refundable waiver fee to Agent, for the benefit of Lenders in the amount of $40,000, which fee shall be in addition to any fees, charges or interest otherwise payable by you under the Credit Agreement, and which fee shall be fully earned as of the date hereof and payment of which may be effectuated by charging Borrower's loan account.

     5. The terms and provisions of this agreement shall be for the benefits of the parties hereto and their respective successors and assigns; no other person, entity or corporation shall have any right, benefit or interest under this agreement.

     6. This Agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.


     7. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be changed.


                                        Very truly yours,


                                        GMAC COMMERCIAL CREDIT LLC,
                                        as Agents

                                        By:  /s/ Wayne Miler VP
                                             ----------------------------


Acknowledge and Agreed:

Signal Apparel Company, Inc.

By:  /s/ Kenneth Larsen
     -------------------
Title:  Controller